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DAVID MARGULIES/JIM LAWRENCE
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                       AMERISERVE FILES REORGANIZATION PLAN WITH COURT

         Addison, Texas (Sept. 14, 2000) - AmeriServe Food Distribution, Inc. announced today that it has filed a Plan of Reorganization with the U.S. Bankruptcy Court in Wilmington, Del. "We are pleased to announce this action," said Ron Rittenmeyer, AmeriServe president and chief executive officer. "It marks a major step forward as we continue to work diligently through the Chapter 11 bankruptcy process."

         AmeriServe, headquartered in Addison, Texas, a suburb of Dallas, is a major distributor specializing in chain restaurants, serving leading quick service systems such as KFC, Long John Silver's, Pizza Hut and Taco Bell.

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